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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 APRIL 30, 1997
                                 Date of Report
                       (Date of earliest event reported)

                      LONE STAR INTERNATIONAL ENERGY, INC.
             (Exact name of registrant as specified in its charter)


              NEVADA                    33-55254-07               87-0434288
   (State or other jurisdiction         (Commission             (IRS Employer
         of incorporation)              File Number)         Identification No.)


                           200 PALO PINTO, SUITE 108
                            WEATHERFORD, TEXAS 76086
              (Address of principal executive offices) (Zip code)

                                 (817) 598-0542
               Registrant's telephone number, including area code
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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

Lone Star International Energy, Inc. (Company) consummated the purchase of 100% of Northridge Oil Company (NOC) assets which include a building, four acres of land, pickup, yard inventory and equipment and lease equipment. Also, the Company purchased the working interest including 2,200 barrels of oil inventory from Northridge LLC (Northridge) and Oil Fund 100 LLC (Oil Fund) on April 30, 1997. The agreement of purchase was effective April 1, 1997. As consideration, the Company issued to NOC, Northridge and Oil Fund a total of 1,100,000 unregistered Rule 144 Restricted Shares of Lone Star International Energy, Inc. common stock. The negotiations and consideration paid were based on an arms length foundation.

The valuations of the assets acquired by the Company are being audited at this time. These valuations will be provided in an amended Form 8-K Report to be filed.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial Statements - to be filed by amendment to this 8-K.

(b)    Exhibits

10.1 Purchase and Sale Agreement Between Northridge Oil Company and Lone Star International Energy, Inc.
10.2 Purchase and Sale Agreement Between Northridge LLC and Lone Star International Energy, Inc.
10.3 Purchase and Sale Agreement Between Oil Fund 100 LLC and Lone Star International Energy, Inc.



SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

LONE STAR INTERNATIONAL ENERGY, INC.
(Registrant)


Date:  April 30, 1997                   /s/ C. E. Justice
                                        President (principal executive officer)

Date:  April 30, 1997                   /s/ Michael D. Herrington
                                        Chief Financial Officer, Treasurer
                                        (principal accounting officer)
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                               INDEX TO EXHIBITS

Exhibit No.          Description
-----------          -----------
  10.1               Purchase and Sale Agreement Between Northridge Oil Company
                     and Lone Star International Energy, Inc.
  10.2               Purchase and Sale Agreement Between Northridge LLC and
                     Lone Star International Energy, Inc.
  10.3               Purchase and Sale Agreement Between Oil Fund 100 LLC and
                     Lone Star International Energy, Inc.